Exhibit 99.1

               Muzak Holdings LLC and Muzak LLC Announce
             Transition to Web Based Disclosures for 2008


    FORT MILL, S.C.--(BUSINESS WIRE)--December 21, 2007--Muzak
Holdings LLC and Muzak LLC announced today their plans to periodically furnish financial information to the public on their Web site
Muzak.com and to cease furnishing periodic reports to the Securities and Exchange Commission's EDGAR system.

    Muzak Holdings LLC and Muzak LLC are considered "voluntary filers" under the current rules and regulations of the Securities and Exchange Commission. The companies have the flexibility under such regulations and the terms of their indentures to explore alternative disclosure mechanisms and to fulfill their contractual disclosure obligations outside of the Securities and Exchange Commission's electronic filing system. Muzak Holdings LLC and Muzak LLC believe that furnishing disclosures on Muzak.com will be more cost efficient and a better use of resources.

    While disclosures previously furnished to the Securities and Exchange Commission will remain accessible via EDGAR's archives, all new disclosures and reports, beginning in 2008, will be publicly accessible on Muzak.com. The companies are committed to providing trustees and noteholders with all disclosures, whether in the form of annual financial reports, quarterly financial reports, current reports, or press releases, required by the indentures. Consistent with past practice, the companies will continue to hold quarterly earnings calls to discuss recent business developments and performance.

    The above statements include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate", "believe", "intend", "expect", "could", "may", "will" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to our future prospects, developments and business strategies. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, restrictions imposed by the terms of the Company's indebtedness, our history of net losses, our lack of readily available funds to borrow, our dependence on satellite delivery of our products, our dependence on third parties to license music rights, possible disruption poised by new business strategies and initiatives, the impact of natural disasters on our client locations and our support facilities, future capital requirements, the impact of competition and technological change, the availability of cost-effective programming, the impact of legislation and regulation, our dependence on the contributions of key personnel, the ability to control or impact client cancellations, potential conflicts poised by the significant ownership stake of our controlling equity holder, risks associated with the effect of general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements.


    CONTACT: Muzak LLC
             Dodd Haynes - Chief Financial Officer, 803-396-3000
             Marissa Ferrari - Media Relations, 803-396-3000